As filed with the Securities and Exchange Commission on June 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2093008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 CTE Drive

Dallas, Pennsylvania 18612-9774

(570) 631-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Mahoney

President and Chief Executive Officer

100 CTE Drive

Dallas, Pennsylvania 18612-9774

(570) 631-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Luciana Fato

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

(212) 450-4596

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $1.00 per share	1,108,596	$40.62	$45,031,170	$5,300.17

(1)	This Registration Statement covers shares of Common Stock of Commonwealth Telephone Enterprises, Inc. that may be offered and sold from time to time by the Selling Stockholder named herein.
(2)	Includes an undetermined number of additional shares of Common Stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416(b).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of $40.89 and $40.34 of the Common Stock on June 24, 2005.
(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $117.70 per $1 million of proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued June 30, 2005

1,108,596 Shares of Common Stock

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

We are registering 1,108,596 shares of our common stock for offer and sale from time to time by the selling stockholder named in this prospectus. See “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the shares by the selling stockholder. The selling stockholder will bear all sales commissions and similar expenses.

Our common stock is traded on the Nasdaq National Market under the symbol “CTCO”. On June 29, 2005, the closing sales price of one share of common stock was $41.51.

See “Risk Factors” in the documents we file with the Securities and Exchange Commission that we have incorporated by reference in this prospectus and “ Supplemental Risk Factor” on page 4 to read about factors you should consider before investing in the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2005

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from that information. The selling stockholder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or, regardless of the time of delivery of this prospectus or any sale of common stock.

In this prospectus, unless the context otherwise requires,

•	“CTE,” “Company,” “we,” “us” and “our” refer to Commonwealth Telephone Enterprises, Inc. and its subsidiaries.

•	“our RLEC” and “CT” refer to Commonwealth Telephone Company, a rural local exchange carrier and a subsidiary of Commonwealth Telephone Enterprises, Inc.

•	“our CLEC” and “CTSI” refer to CTSI, LLC, a competitive local exchange carrier and a subsidiary of Commonwealth Telephone Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Internet web site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K, filed January 31, 2005, May 23, 2005, June 6, 2005 and June 13, 2005; and

•	The description of our common stock included in our Registration Statement on Form 8-A filed on September 25, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Corporate Secretary, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612-9774, Telephone (570) 631-2700.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Items 2.02 or 7.01 pursuant to Form 8-K) after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date the selling stockholder stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and we intend that such forward-looking statements be subject to these safe harbors. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect” or similar statements. Our forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements we have made. These risks and uncertainties include, but are not limited to:

•	uncertainties relating to our ability to further penetrate our markets and the related cost of that effort;

•	economic conditions, acquisitions and divestitures;

•	government and regulatory policies;

•	the pricing and availability of equipment, material and inventories;

•	technological developments;

•	reductions in rates or traffic that is subject to access charges;

•	changes in the competitive environment in which we operate; and

•	receipt of necessary regulatory approvals.

Additional factors that could cause or contribute to such differences are set forth herein and in “Risk Factors” and elsewhere in the documents incorporated into this prospectus by reference. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot provide any assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future events, plans or expectations that we contemplate will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all the information that may be important to you. You should read the information in “Risk Factors” beginning on page 4 of our Form 10-K for the year ended December 31, 2004, “Supplemental Risk Factor” on page 4, the consolidated financial statements and the related notes and the other information included in or incorporated by reference in this prospectus before making an investment decision.

The Company

We are a telecommunications company, providing telephony and related services in Pennsylvania markets as a rural local exchange carrier, or RLEC. We also operate as a competitive local exchange carrier, or CLEC, in three regional Pennsylvania markets that border our RLEC markets, which we refer to as our “edge-out” markets. In late 2002, we extended our RLEC “edge-out” business operations into select areas of Pennsylvania’s Lehigh Valley. We view this opportunity as an extension of our current Central Pennsylvania market (Lancaster/Reading/York), rather than the establishment of a fourth regional market. We also own and operate other telecommunications-related support businesses which all operate in the deregulated segments of the telecommunications industry and support the operations of our two primary operations.

Our principal executive offices are located at 100 CTE Drive, Dallas, Pennsylvania 18612-9774, and our telephone number is 570-631-2700.

For additional information about our Company, see “Where You Can Find More Information.”

The Offering

Common stock offered by the selling stockholder	1,108,596 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.

Nasdaq National Market symbol	“CTCO”

Recent Developments

On May 2, 2005, our Board of Directors declared a special dividend of $13.00 per share and a $0.50 per share dividend for the quarter ending June 30, 2005. In addition, we announced our intention to provide an ongoing annual dividend of $2.00 per share, which would be paid quarterly. Both the special dividend and the initial quarterly dividend will be paid on June 30, 2005, to holders of record on June 15, 2005. The “ex-dividend” date for the initial quarterly dividend and the special dividend was June 13, 2005.

On May 3, 2005, we filed with the Securities and Exchange Commission a registration statement (File No. 333-124555) and a tender offer statement with other related documents relating to an exchange offer pursuant to which we are offering to exchange any and all of the $300 million of our currently outstanding 2003 3¼% Convertible Notes due 2023 for our new 2005 Series A 3¼% Convertible Notes due 2023 in an equal principal amount plus an exchange fee of $2.50 per $1,000 principal amount of existing notes. The new notes will contain terms that provide us with the flexibility to settle conversion of the new notes with cash, common stock, or a combination of cash and common stock, at our discretion. The existing notes require us to settle conversions of notes with shares of common stock. If the exchange offer is consummated, this change to the terms of the notes will allow us to reduce or eliminate the dilutive effect on our common stock of future conversions of notes. The terms of the new notes will maintain full dividend protection for the holders of the notes. We launched the exchange offer on June 24, 2005.

SUPPLEMENTAL RISK FACTOR

You should carefully consider the risks discussed in “Risk Factors” beginning on page 4 of our Form 10-K for the year ended December 31, 2004 (as filed with the Securities and Exchange Commission on March 11, 2005 and incorporated by reference) before deciding to invest in our securities. In addition to these Risk Factors and the other information included or incorporated by reference in this prospectus, you should also consider the following Supplemental Risk Factor.

Risk related to the offering

If we or our existing stockholders sell additional shares of our common stock after the offering, the market price of our common stock could decline.

The market price of our common stock could decline as a result of sales of a large number of shares of common stock in this offering and after the offering, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of March 31, 2005, 1,384,008 shares of our common stock were issuable upon the exercise of outstanding stock options, warrants and rights and 2,342,656 shares remain available for future issuance (not including shares reserved for issuance upon conversion of the notes). Sales, or the perception of sales, of a substantial number of these shares could cause our stock price to decline.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholder.

COMMON STOCK PRICE RANGE

Our common stock is quoted on Nasdaq National Market under the symbol “CTCO.” Prior to the completion of a recapitalization transaction in September 2003, our class B common stock was traded separately on the Nasdaq Small Cap market under the symbol “CTCOB.” Our class B common stock was delisted from the Nasdaq Small Cap market prior to trading on September 4, 2003 as a result of the recapitalization transaction previously undertaken and completed by us.

The following table presents, for the periods indicated, the daily high and low sale price per share of our common stock as reported on the Nasdaq National Market.

	Common Stock Price		Class B Common Stock Price
	High	Low	High	Low
Fiscal Year Ending December 31, 2003
First Quarter	39.77	33.91	39.61	33.50
Second Quarter	44.71	38.50	48.16	38.60
Third Quarter	46.74	36.60	50.81	38.00
Fourth Quarter	42.00	35.65	—	—
Fiscal Year Ending December 31, 2004
First Quarter	41.75	36.07	—	—
Second Quarter	45.97	41.03	—	—
Third Quarter	45.46	42.96	—	—
Fourth Quarter	50.08	43.51	—	—
Fiscal Year Ending December 31, 2005
First Quarter	51.24	46.10	—	—
Second Quarter (through June 29, 2005) (1)	53.28	39.41	—	—

(1)	The “ex-dividend” date for the initial quarterly dividend and the special dividend was June 13, 2005.

On June 29, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $41.51 per share.

DIVIDEND POLICY

On May 2, 2005, our Board of Directors declared a special dividend of $13.00 per share and a $0.50 per share dividend for the quarter ending June 30, 2005. In addition, we announced our intention to provide an ongoing annual dividend of $2.00 per share, which would be paid quarterly. Both the special dividend and the initial quarterly dividend will be paid on June 30, 2005, to holders of record on June 15, 2005. The “ex-dividend” date for the initial quarterly dividend and the special dividend was June 13, 2005.

The payment of cash dividends in the future will be at the discretion of our board of directors. The declaration of any cash dividends and the amount thereof will depend on a number of factors, including our financial condition, capital requirements, funds from operations, the dividend taxation level, our stock price, future business prospects and such other factors as our board of directors may deem relevant. Additionally, other indebtedness we incur may place significant restrictions on our ability to pay dividends.

SELLING STOCKHOLDER

The following table sets forth certain information with respect to the ownership of common stock held by the selling stockholder and the number of shares of such stock it is offering under this prospectus. The information has been supplied by the selling stockholder. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Number of Shares Owned Prior to Offering		Type of Shares Owned	Number of Shares Offered		Number of Shares to be Owned After Offering
United States Fire Insurance Company (1)	1,108,596	(2)	Common Stock	1,108,596	(2)	—	(3)

(1)	The address of Hamblin Watsa Investment Counsel Ltd, investment manager for United States Fire Insurance Company, is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J2N7.
(2)	Includes an undetermined number of additional shares as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.
(3)	Assumes the selling stockholder sells all of its shares of Common Stock.

PLAN OF DISTRIBUTION

We are registering 1,108,596 shares of our common stock on behalf of the selling stockholder. The selling stockholder may sell the shares from time to time in one or more transactions on the Nasdaq National Market or otherwise, at market prices prevailing at the time of sale, at a fixed offering price which may be changed, at varying prices determined at the time of sale or at negotiated prices. The shares may be sold by one or more means, including but not limited to the following:

•	in a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	in an over-the-counter distribution;

•	in ordinary brokerage transactions in which the broker solicits purchasers;

•	in connection with short sales or the writing of call options or other derivative contracts, in hedging transactions and in settlement of other transactions in standardized or over-the-counter options;

•	in privately negotiated transactions;

•	through a combination of any such methods of sale; and

•	through any other method permitted under applicable law and not otherwise prohibited by this prospectus.

A prospectus supplement may be filed in the future to set forth additional terms of an offering of the shares, including but not limited to the following:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them; and

•	the public offering price of the shares and the proceeds to the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a Registration Rights Agreement dated as of February 7, 2002, as amended, the selling stockholder has agreed to bear all underwriting fees, commissions and similar expenses related to the sale of the shares and a portion of the other expenses that are incurred, including all of the expenses, subject to certain exceptions, of any offers or sales made directly to investors.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent.

The selling stockholder may sell the shares through agents from time to time. A prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions the selling stockholder pays to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Agents and underwriters may be entitled to indemnification by the selling stockholder and/or us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the selling stockholder and/or us in the ordinary course of business.

Any underwriters, broker-dealers or agents participating in the distribution of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

LEGAL MATTERS

The validity of the common stock has been passed on for us by Raymond B. Ostroski, Senior Vice President, General Counsel and Secretary of our company.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following are the estimated expenses to be incurred and paid by the Registrant in connection with the offering described in this Registration Statement (other than commissions and similar expenses). The portion of the estimated expenses that the selling stockholder has agreed to bear are not included below. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$5,300
Legal fees and expenses	45,000
Accounting fees and expenses	35,000
Miscellaneous	4,700

Total	$90,000

Item 15.    Indemnification of Directors and Officers.

Section 1713 of Subchapter B of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provides that, if the bylaws of a business corporation so provide, no director shall be personally liable for monetary damages for any action or failure to act unless the director has breached or failed to perform his or her duties under Subchapter B of Chapter 17 of the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, provided that such provision does not apply to the responsibility or liability of a director with respect to any criminal statute or for the payment of taxes. The registrant’s bylaws contain provisions which limit the liability of directors as described in Section 1713.

Subchapter D (Sections 1741 through 1750) of Chapter 17 of the BCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers, employees and agents (collectively, “Representatives”) and related matters.

Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs; by independent legal counsel; or by the shareholders.

Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the registrant’s bylaws, advancement of expenses shall be authorized by the board of directors.

Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office and that the corporation may create a fund or otherwise secure or insure its indemnification obligation, whether arising by law or otherwise.

Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

Sections 1748 and 1749 apply the indemnification and advancement of expense provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation with respect to an employee benefit plan.

Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of such Representatives.

The registrant’s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suits or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the registrant, to the extent such person is not otherwise entitled to indemnification (including indemnification under any insurance policy maintained by the person, the registrant or any other entity), to the fullest extent authorized by Pennsylvania law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the registrant’s board of directors. Indemnification thereunder shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The right to indemnification conferred by the registrant’s bylaws shall be a contract right and shall include the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition. If Pennsylvania law so requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the registrant of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

The registrant may, by action of its board of directors, enter into contracts with its directors, officers, employees and/or agents to provide such indemnification for such actions as it may deem appropriate not inconsistent with the provisions of applicable Pennsylvania law.

The registrant’s bylaws authorize it to purchase and maintain insurance to protect itself and/or any director, officer, employee or agent of the registrant or another entity against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss pursuant to applicable Pennsylvania law now or hereafter in effect. The registrant has purchased such insurance.

Item 16.    Exhibits

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

5.1	Opinion of Raymond B. Ostroski, Senior Vice President, General Counsel and Secretary.

10.1	Registration Rights Agreement dated February 7, 2002, between Registrant and Level 3 Communications, Inc. is incorporated herein by reference to Exhibit 10.13 of Form S-3 Registration Statement of Registrant filed with the Commission, Registration Statement No. 333-82366.

10.2	Shelf Registration Agreement dated as of November 12, 2002 among Registrant, Level 3 Communications, Inc. and Eldorado Equity Holdings, Inc. is incorporated herein by reference to Exhibit 10.1 of Form S-3 Registration Statement of Registrant filed with the Commission, Registration No. 333-101127.

10.3	Amendment No. 1 to the Registration Rights Agreement dated April 23, 2003, by and among Commonwealth Telephone Enterprises, Inc., Level 3 Communications, Inc. and Eldorado Equity Holdings, Inc. is incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K as filed with the Commission on April 25, 2003 (Commission File No. 0-11053).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Raymond B. Ostroski, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Commonwealth Telephone Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Dallas, the Commonwealth of Pennsylvania, on the 30th day of June, 2005.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

By:	/s/ DONALD P. CAWLEY
Donald P. Cawley Executive Vice President and Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond B. Ostroski and Donald P. Cawley, and each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 30th day of June, 2005.

Signature	Title

/S/ MICHAEL J. MAHONEY Michael J. Mahoney	President, Chief Executive Officer and Director (principal executive officer)

/S/ DONALD P. CAWLEY Donald P. Cawley	Executive Vice President and Chief Accounting Officer (principal financial officer)

/S/ WALTER SCOTT, JR. Walter Scott, Jr.	Chairman of the Board of Directors

/S/ JOHN R. BIRK John R. Birk	Director

/S/ JAMES Q. CROWE James Q. Crowe	Director

/S/ FRANK M. HENRY Frank M. Henry	Director

/S/ RICHARD R. JAROS Richard R. Jaros	Director

/S/ DANIEL E. KNOWLES Daniel E. Knowles	Director

Signature	Title

/S/ DAVID C. MITCHELL David C. Mitchell	Director

/S/ EUGENE ROTH Eugene Roth	Director

/S/ JOHN J. WHYTE John J. Whyte	Director